REVOCABLE PROXY

                           HUDSON RIVER BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                August ___, 2000

         The undersigned hereby appoints the Board of Directors of Hudson River Bancorp, Inc. (the "Company"), and its successors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held on August ___, 2000, at the St. Charles Hotel and Restaurant located at 16 Park Place, Hudson, New York at 3:00 p.m., local time, and at any and all adjournments thereof, as follows:

         I. The adoption of an Agreement and Plan of Merger between Cohoes Bancorp, Inc. and the Company, dated April 25, 2000 and the approval of the issuance of shares of the Company's common stock in the merger.

                        FOR  ______  AGAINST  ______  ABSTAIN  _______

         II. The approval of an amendment to the Hudson River 1998 Stock Option and Incentive Plan and Hudson River 1998 Recognition and Retention Plan, respectively, to increase the number of shares of Hudson River common stock reserved for issuance thereunder from 1,785,375 to 1,930,241 in the case of the Hudson River 1998 Stock Option and Incentive Plan and from 714,150 to 918,324 in the case of the Hudson River 1998 Recognition and Retention Plan.

                        FOR  ______  AGAINST  ______  ABSTAIN  _______

         III. The election of the following directors for the terms specified:

                        FOR  ______  WITHHELD  ______

                  Marilyn A. Herrington

                  Joseph H. Giaquinto

                  Stanley Bardwell, M.D.

         IV. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending March 31, 2001

                        FOR  ______  AGAINST  ______  ABSTAIN  _______

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

      The Board of Directors recommends a vote "FOR" the listed proposals.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The shareholder may revoke this proxy at any time before it is voted by: (1) filing with the Corporate Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (2) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of the Company at or before the Meeting; or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of the attorneys and proxies shall be deemed terminated and of no further force and effect.

         The  undersigned  acknowledges  receipt from the Company,  prior to the
execution  of  this  proxy,   of  Notice  of  the  Meeting  and  a  Joint  Proxy
Statement/Prospectus.




                       Dated:  ________________________




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                       PRINT NAME OF SHAREHOLDER     PRINT NAME OF SHAREHOLDER



                       ---------------------------   ---------------------------
                       SIGNATURE OF SHAREHOLDER      SIGNATURE OF SHAREHOLDER


                       Please  sign  exactly  as your  name
                       appears  above  on this  card.  When
                       signing   as   attorney,   executor,
                       administrator,  trustee, guardian or
                       corporate  officer  please give your
                       full  title.   If  shares  are  held
                       jointly, each holder should sign.


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           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE
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